EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated December 1, 2005 on the statements of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 589 as of December 1, 2005 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our reports in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.

                                                              GRANT THORNTON LLP

New York, New York
December 1, 2005